UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 15, 2008
GARDNER DENVER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13215	76-0419383
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)
1800 Gardner Expressway
Quincy, Illinois 62305
(Address of Principal Executive Offices and Zip Code)
(217) 222-5400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On October 15, 2008, Gardner Denver, Inc., a Delaware corporation (the “Company”), retired the outstanding balances under its revolving credit and term loan facilities and terminated each of the facilities. The Company used funds borrowed pursuant to the new credit facilities described in Item 2.03 below to retire the outstanding balances under its former facilities.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On October 20, 2008, the Company completed its previously-announced acquisition of CompAir Holdings Limited (“CompAir”), a leading global manufacturer of compressed air and gas solutions. The terms of the acquisition place the total transaction value, net of cash acquired, at £200.6 million, which was paid through a combination of cash payments to the CompAir shareholders, the repayment of certain outstanding debt and the assumption of CompAir’s other net debt.
     CompAir, headquartered in Redditch, U.K., manufactures an extensive range of products, including oil-injected and oil-free rotary screw compressors, piston compressors, portable rotary screw compressors, rotary vane compressors and high pressure reciprocating compressors. These products are used in, among other things, oil and gas exploration, mining and construction, power plants, general industrial applications, OEM applications such as snow-making and mass transit, compressed natural gas, industrial gases and breathing air, and in naval, marine and defense market segments.
     CompAir serves a diversified, global customer base of distributors, OEMs, end users and engineered system customers. CompAir addresses its global markets through a network of wholly-owned sales offices, local sales and service branches, and a number of independent distributors and agents worldwide. Its primary manufacturing facilities are located in Simmern, Germany, Ipswich and Redditch, U.K., Ocala, Florida and Shanghai, China.
     To finance the acquisition, the Company used excess available cash and borrowings under its new credit facilities described in Item 2.03 below.
     The Company effected the acquisition of CompAir pursuant to separate share purchase agreements with each of CompAir’s shareholders. Copies of the share purchase agreements are attached hereto as Exhibits 2.1, 2.2, 2.3, 2.4 and 2.5 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
Borrowings under New Credit Facilities
     On October 15 and October 16, 2008, the Company borrowed $200 million and £40 million, respectively, pursuant to the revolving credit facility provided under its credit agreement (the “Credit Agreement”) entered into on September 19, 2008 with a syndicate of lenders. This amount was used by the Company in part to retire the outstanding balances under its former revolving credit and term loan facilities as described in Item 1.02 above and, as noted below, in part to pay the cash purchase price in connection with the Company’s acquisition of CompAir as described in Item 2.01 above.
     On October 17, 2008, the Company borrowed $180 million and €120 million pursuant to the term facility under the Credit Agreement. These facilities, together with part of the new revolving credit facility under the Credit Agreement and existing cash, were used to pay the cash purchase price in connection with the Company’s acquisition of CompAir as described in Item 2.01 above and to reduce borrowings under the revolving credit facility.
     As previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2008, the Credit Agreement consists of (i) a

$310.0 million revolving credit facility, (ii) a $180.0 million term loan and (iii) a €120.0 million term loan, each maturing on the fifth anniversary of the revolving loan funding date. In addition, the Credit Agreement provides for a possible increase in the revolving credit facility of up to $200.0 million.
     All borrowings and letters of credit under the Credit Agreement are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.
     In addition to the funds borrowed pursuant to the Credit Agreement to finance the CompAir acquisition and to retire the outstanding balances on the Company’s former revolving credit and term loan facilities, the remaining amounts available under the Credit Agreement may be used for working capital and for general corporate purposes.
     The interest rates per annum applicable to loans under the Credit Agreement are, at the Company’s option, either a base rate plus an applicable margin percentage or a Eurocurrency rate plus an applicable margin. The base rate is the greater of (i) the prime rate or (ii) one-half of 1% over the weighted average of rates on overnight federal funds as published by the Federal Reserve Bank of New York. The Eurocurrency rate is LIBOR.
     The initial applicable margin percentage over LIBOR under the Credit Agreement is 2.5% with respect to the term loan and 2.1% with respect to revolving loans, and the initial applicable margin percentage over the base rate is 1.25%. After the Company’s delivery of its financial statements and compliance certificate for each fiscal quarter, the applicable margin percentages will be subject to adjustments based upon the ratio of the Company’s Consolidated Total Debt to Consolidated Adjusted EBITDA (each as defined in the Credit Agreement) being within certain defined ranges.
     The obligations under the Credit Agreement are guaranteed by the Company’s existing and future domestic subsidiaries. The obligations under the Credit Agreement are also secured by a pledge of the capital stock of each of the Company’s existing and future material domestic subsidiaries as well as 65% of the capital stock of each of the Company’s existing and future first-tier material foreign subsidiaries.
     The Credit Agreement includes customary covenants that are substantially similar to those contained in the Company’s former credit facilities. Subject to certain exceptions, these covenants restrict or limit the ability of the Company and its subsidiaries to, among other things: incur liens; engage in mergers, consolidations and sales of assets; incur additional indebtedness; pay dividends and redeem stock; make investments (including loans and advances); enter into transactions with affiliates, make capital expenditures and incur rental obligations. In addition, the Credit Agreement requires the Company to maintain compliance with certain financial ratios on a quarterly basis, including a maximum total leverage ratio test and a minimum interest coverage ratio test. The maximum total leverage ratio test will become more restrictive over time.
     The Credit Agreement contains customary events of default, including upon a change of control. If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement.
Relationship to Lenders
     With respect to the lenders under the new Credit Agreement, the Company has, may have had or may yet have customary banking relationships based on the provision of a variety of financial services, including investment banking, underwriting, lending, commercial banking and other advisory services.

Credit Agreement
     A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the terms of the Credit Agreement herein is qualified in its entirety by the terms and conditions of the Credit Agreement.
Item 7.01. Regulation FD Disclosure.
     On October 20, 2008, the Company issued a press release announcing that it had completed its acquisition of CompAir. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information in this Item 7.01 and the exhibit attached hereto will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement dated July 20, 2008 among Gardner Denver, Inc., Nicholas Sanders and certain other individuals named therein, Alchemy Partners (Guernsey) Limited and David Rimmer.

2.2	Share Purchase Agreement dated July 20, 2008 between Gardner Denver, Inc. and Invensys International Holdings Limited.

2.3	Share Purchase Agreement dated July 20, 2008 between Gardner Denver, Inc. and David Fisher.

2.4	Share Purchase Agreement dated July 20 between Gardner Denver, Inc. and John Edmunds.

2.5	Share Purchase Agreement dated July 20, 2008 between Gardner Denver, Inc. and Robert Dutnall.

10.1	Credit Agreement dated September 19, 2008 between Gardner Denver, Inc., Gardner Denver Holdings GmbH & Co. KG, GD First (UK) Limited, JPMorgan Chase Bank, N.A., individually and as LC Issuer, Swing Line Lender and as Agent for the Lenders, Bank of America, N.A., individually and as Syndication Agent, Mizuho Corporate Bank Ltd. and U.S. Bank, National Association, individually and as Documentation Agents, and the other Lenders named therein.

99.1	Press release issued October 20, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2008	GARDNER DENVER, INC.
By /s/ Diana C. Toman
Diana C. Toman
Senior Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement dated July 20, 2008 among Gardner Denver, Inc., Nicholas Sanders and certain other individuals named therein, Alchemy Partners (Guernsey) Limited and David Rimmer.

2.2	Share Purchase Agreement dated July 20, 2008 between Gardner Denver, Inc. and Invensys International Holdings Limited.

2.3	Share Purchase Agreement dated July 20, 2008 between Gardner Denver, Inc. and David Fisher.

2.4	Share Purchase Agreement dated July 20 between Gardner Denver, Inc. and John Edmunds.

2.5	Share Purchase Agreement dated July 20, 2008 between Gardner Denver, Inc. and Robert Dutnall.

10.1	Credit Agreement dated September 19, 2008 between Gardner Denver, Inc., Gardner Denver Holdings GmbH & Co. KG, GD First (UK) Limited, JPMorgan Chase Bank, N.A., individually and as LC Issuer, Swing Line Lender and as Agent for the Lenders, Bank of America, N.A., individually and as Syndication Agent, Mizuho Corporate Bank Ltd. and U.S. Bank, National Association, individually and as Documentation Agents, and the other Lenders named therein.

99.1	Press release issued October 20, 2008.